Exhibit 1.1
6,000,000 Shares
GRAND CANYON EDUCATION, INC.
Common Stock
UNDERWRITING AGREEMENT
September [__], 2009
Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, N.Y. 10010-3629
Merrill Lynch, Pierce, Fenner & Smith Incorporated
One Bryant Park
New York, N.Y. 10036
     As Representatives of the Several Underwriters (the “Representatives”)
Dear Sirs and Mesdames:
     1. Introductory. Grand Canyon Education, Inc., a Delaware corporation (“Company”) agrees with the several Underwriters named in Schedule B hereto (“Underwriters”) to issue and sell to the several Underwriters 1,000,000 shares of its Common Stock, $0.01 par value per share (“Securities”) and the stockholders listed in Schedule A hereto (the “Selling Stockholders”) agree severally with the Underwriters to sell to the several Underwriters an aggregate of 5,000,000 outstanding shares of the Securities (such 6,000,000 shares of Securities being hereinafter referred to as the “Firm Securities”). The Selling Stockholders also agree with the Underwriters to sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 900,000 additional outstanding shares of the Securities (such 900,000 shares of Securities being herein referred to as the “Optional Securities”), as set forth below. The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities”.
     2. Representations and Warranties of the Company and the Selling Stockholders.
(a) The Company represents and warrants to, and agrees with, the several Underwriters that as of the date hereof, as of the Applicable Time (as defined below) and as of each Closing Date (as defined below):
(i) The Company has filed with the Commission a registration statement on Form S-1 (No. 333-161571) covering the registration of the Offered Securities under the Act, including a related preliminary prospectus or prospectuses. At any particular time, this initial registration statement, in the form then on file with the Commission, including all material then incorporated by reference therein, all information contained in the registration statement (if any) pursuant to Rule 462(b) and then deemed to be a part of the initial registration statement, and all 430A Information, that in any case has not then been superseded or modified, shall be referred to as the “Initial Registration Statement”. The Company may also have filed, or may file with the Commission, a Rule 462(b) registration statement covering the registration of Offered Securities. At any particular time, this Rule 462(b) registration statement, in the form then on file with the Commission, including the contents of the Initial Registration Statement incorporated by reference therein and including all 430A Information, that in any case has not then been superseded or modified, shall be referred to as the “Additional Registration Statement”.
     As of the time of execution and delivery of this Agreement, the Initial Registration Statement has been declared effective under the Act and is not proposed to be amended. Any Additional Registration Statement has or will become effective upon filing with the Commission pursuant to Rule 462(b) and is not proposed to be amended. The Offered Securities all have been or will be duly registered under the Act pursuant to the Initial Registration Statement and, if applicable, the Additional Registration Statement.
     For purposes of this Agreement:
     “430A Information”, with respect to any registration statement, means information included in a prospectus and retroactively deemed to be a part of such registration statement pursuant to Rule 430A(b).
     “Act” means the Securities Act of 1933, as amended.
     “Applicable Time” means 5:30 P.M. (Eastern time) on the date of this Agreement.
     “Closing Date” has the meaning defined in Section 3.
     “Commission” means the Securities and Exchange Commission.
     “Effective Date” with respect to the Initial Registration Statement or the Additional Registration Statement (if any) means the date of the Effective Time thereof.
     “Effective Time” with respect to the Initial Registration Statement or, if filed prior to the execution and delivery of this Agreement, the Additional Registration Statement means the date and time as of which such Registration Statement was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c). If an Additional Registration Statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representatives that it proposes to file one, “Effective Time” with respect to such Additional Registration Statement means the date and time as of which such Registration Statement is filed and becomes effective pursuant to Rule 462(b).
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Final Prospectus” means the Statutory Prospectus that discloses the public offering price and other 430A Information with respect to the Offered Securities and otherwise satisfies Section 10(a) of the Act.
     “General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule C hereto.
     “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).
     “Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.
     The Initial Registration Statement and the Additional Registration Statement are referred to collectively as the “Registration Statements” and individually as a “Registration Statement”. A “Registration Statement” with reference to a particular time means the Initial Registration Statement and any Additional Registration Statement as of such time. A “Registration Statement” without reference to a time means such Registration Statement as of its Effective Time. For purposes of the foregoing definitions, 430A Information with respect to a Registration Statement shall be considered to be included in such Registration Statement as of the time specified in Rule 430A.
     “Rules and Regulations” means the rules and regulations of the Commission.
     “Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act,

the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the New York Stock Exchange and the NASDAQ Stock Market (“Exchange Rules”).
     “Statutory Prospectus” with reference to a particular time means the prospectus included in a Registration Statement immediately prior to that time, including any document incorporated by reference therein and, if applicable, any 430A Information with respect to such Registration Statement. For purposes of the foregoing definition, 430A Information shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) or Rule 462(c) and not retroactively.
     Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.
(ii) (A) (1) At their respective Effective Times, (2) on the date of this Agreement and (3) on each Closing Date, each of the Initial Registration Statement and the Additional Registration Statement (if any) conformed and will conform in all respects to the requirements of the Act and (B) (1) on its date, (2) at the time of filing of the Final Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Time of the Additional Registration Statement in which the Final Prospectus is included and (3) on each Closing Date, the Final Prospectus will conform in all respects to the requirements of the Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(d).
(iii) (A) At the time of the initial filing of the Initial Registration Statement and (B) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including (y) the Company or any other subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (z) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Offered Securities, all as described in Rule 405.
(iv) As of the Applicable Time, neither (A) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, the preliminary prospectus, dated September [___], 2009 (which is the most recent Statutory Prospectus distributed to investors generally) and the other information, if any, stated in Schedule C hereto to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), nor (B) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(d).
(v) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or, if earlier, the date the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (A) the Company has promptly notified or will promptly notify the Representatives and (B) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.
(vi) (A) The Company meets the requirements to incorporate documents by reference into the Registration Statement pursuant to General Instruction VII to Form S-1 under the Act and the Rules and Regulations; and (B) the documents incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus, when they became effective or at the time they were filed with the Commission, conformed and will conform in all respects with the requirements of the Act and the Exchange Act and the Rules and Regulations, and, when read together with the other information in the Final Prospectus, (1) at the Effective Time of the Registration Statement, (2) on the date of this Agreement, (3) at the time of filing of the Final Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Time of the Additional Registration Statement in which the Final Prospectus is included and (4) on each Closing Date, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
(vii) The Company has been duly incorporated and is existing and in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except, in each case, where the failure to be in good standing or to be so qualified would not, individually or in the aggregate, result in a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole (“Material Adverse Effect”).
(viii) Each subsidiary of the Company has been duly incorporated and is existing and in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package; and each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be in good standing or to be so qualified would not, individually or in the aggregate, result in a Material Adverse Effect; all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects.
(ix) The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized; the authorized equity capitalization of the Company is as set forth in the General Disclosure Package; all outstanding shares of capital stock of the Company are, and, when the Offered Securities have been delivered and paid for in accordance with this Agreement on each Closing Date, such Offered Securities will have been, validly issued, fully paid and nonassessable, will conform to the information in the General Disclosure Package and to the description of such Offered Securities contained in the Final Prospectus; the stockholders of the

Company have no preemptive rights with respect to the Offered Securities; and none of the outstanding shares of capital stock of the Company have been issued in violation of any preemptive or similar rights of any security holder.
(x) Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.
(xi) Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the offering registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act (collectively, “registration rights”), and any person to whom the Company has granted registration rights has agreed not to exercise such rights until after the expiration of the Lock-Up Period referred to in Section 5(k).
(xii) The Offered Securities are listed or have been approved for listing on the NASDAQ Stock Market, subject to notice of issuance.
(xiii) No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement in connection with the sale of the Offered Securities, except such as have been obtained or made and such as may be required under state securities laws.
(xiv) Except as disclosed in the General Disclosure Package, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, charge, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them and, except as disclosed in the General Disclosure Package, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no terms or provisions that would materially interfere with the use made or to be made thereof by them.
(xv) The execution, delivery and performance of this Agreement, and the issuance and sale of the Offered Securities, will not result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (A) the charter or by-laws of the Company or any of its subsidiaries, (B) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their properties, including, without limitation, the Higher Education Act of 1965 (the “HEA”), or (C) any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties of the Company or any of its subsidiaries is subject except, in the cases of clauses (B) and (C) such breaches, defaults or impositions that would not, individually or in the aggregate, result in a Material Adverse Effect. A “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.
(xvi) Neither the Company nor any of its subsidiaries is (A) in violation of its respective charter or by-laws, or (B) in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except such defaults that would not, individually or in the aggregate, result in a Material Adverse Effect.
(xvii) This Agreement has been duly authorized, executed and delivered by the Company.
(xviii) The Company and its subsidiaries possess, and are in compliance, in all material respects, with the terms of all certificates, authorizations, franchises, licenses and permits (“Licenses”) necessary to the conduct of the business now conducted by them, including, without limitation, all authorizations required to participate in federal financial aid programs under Title IV of the HEA, and have not received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, result in a Material Adverse Effect.
(xix) No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent that would reasonably be expected to have a Material Adverse Effect.
(xx) None of the following events has occurred or exists: (A) a failure by the Company or any of its subsidiaries to fulfill the material obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (“ERISA”) with respect to a Plan (as defined below), determined without regard to any waiver of such obligations or extension of any amortization period; (B) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by the Company that individually or in the aggregate would reasonably be expected to have a Material Adverse Effect; or (C) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company or any of its subsidiaries that, to the knowledge of the Company, would individually or in the aggregate reasonably be expected to have a Material Adverse Effect. None of the following events has occurred or, to the knowledge of the Company, is expected to occur: (w) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the most recently completed fiscal year of the Company and its subsidiaries; (x) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Company and its subsidiaries compared to the amount of such obligations in the most recently completed fiscal year of the Company; (y) any event or condition giving rise to a liability for the Company or any of its subsidiaries under Title IV of ERISA that would individually or in the aggregate have a Material Adverse Effect; or (z) the filing of a claim by one or more employees or former employees of the Company or any of its subsidiaries related to their employment that individually or in the aggregate have a Material Adverse Effect. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Company or any of its subsidiaries may have any liability.
(xxi) The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(xxii) Except as disclosed in the General Disclosure Package, neither the Company nor any of its subsidiaries (A) is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), (B) owns or operates any real property that is contaminated with any substance that is subject to any environmental laws, (C) is liable for any off-site disposal or contamination pursuant to any environmental laws, or (D) is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.
(xxiii) The statements included in the General Disclosure Package and the Final Prospectus under the headings “U.S. Federal Tax Considerations”, “Description of Capital Stock” and “Regulation,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown.
(xxiv) The Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.
(xxv) Any third-party statistical and market-related data included or incorporated by reference in a Registration Statement, a Statutory Prospectus or the General Disclosure Package are based on or derived from sources that the Company believes to be reliable and accurate.
(xxvi) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (C) access to assets is permitted only in accordance with management’s general or specific authorization, and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. To the extent required by the applicable Rules and Regulations, the Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the Exchange Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the Commission, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate to allow timely decisions regarding required disclosure.
(xxvii) A member of the Company’s audit committee (the “Audit Committee”) of the Company’s Board of Directors has confirmed to the Chief Executive Officer, Chief Financial Officer or General Counsel that, except as set forth in the General Disclosure Package, the Audit Committee is not reviewing or investigating, and neither the Company’s independent auditors nor its internal auditors have recommended that the Audit Committee review or investigate, (A) adding to, deleting, changing the application of, or changing the Company’s disclosure with respect to, any of the Company’s material accounting policies; (B) any matter which could result in a restatement of the Company’s financial statements for any annual or interim period during the current or prior three fiscal years; or (C) a significant deficiency, material weakness, change in internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls, or fraud involving management or other employees who have a significant role in internal controls.
(xxviii) The Company is in compliance with all applicable provisions of Sarbanes-Oxley and the applicable rules and regulations thereunder.
(xxix) Except as disclosed in the General Disclosure Package, there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, any of its subsidiaries or any of their respective properties that, (A) if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or (B) are required to be disclosed in the Registration Statement and the General Disclosure Package; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are, to the Company’s knowledge, threatened or contemplated.
(xxx) The financial statements included or incorporated by reference in each Registration Statement and the General Disclosure Package present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis; all non-GAAP financial information included or incorporated by reference in the Registration Statement and the General Disclosure Package complies with the requirements of Regulation G and Item 10 of Regulation S-K under the Act; the schedules included or incorporated by reference in each Registration Statement present fairly the information required to be stated therein; and, except as disclosed in the General Disclosure Package, there are no material off-balance sheet arrangements (as defined in Regulation S-K under the Act, Item 303(a)(4)(ii)) that would reasonably be expected to have a material current or future effect on the Company’s financial condition, results of operation, liquidity, capital expenditures or capital resources of the Company and its subsidiaries, taken as a whole.
(xxxi) The Company and its subsidiaries have filed all federal, state, local and non-U.S. tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect); and, except as set forth in the General Disclosure Package, the Company and its subsidiaries have paid all taxes (including any assessments, fines or penalties) required to be paid by them, except for any such taxes, assessments, fines or penalties currently being contested in good faith or as would not, individually or in the aggregate, have a Material Adverse Effect.
(xxxii) The Company and its subsidiaries are insured by insurers with appropriately rated claims paying abilities against such losses and risks and in such amounts as are prudent and customary for the businesses in which they are engaged; all policies of insurance insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary at a cost that would not have a Material Adverse Effect, except as set forth in or contemplated in the General Disclosure Package; and the Company currently has or will obtain directors’ and officer’s insurance in such amounts as is appropriate for a public company in its industry of comparable size.

(xxxiii) Except as disclosed in the General Disclosure Package, since the end of the period covered by the latest audited financial statements included in the General Disclosure Package (A) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries, taken as a whole, that is material and adverse, (B) except as disclosed in or contemplated by the General Disclosure Package, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock and (C) except as disclosed in or contemplated by the General Disclosure Package, there has been no change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and its subsidiaries that has had, or that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(xxxiv) The section entitled “Part I. Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operation—Critical Accounting Policies and Estimates” in the Company’s Annual Report on Form 10-K for they year ended December 31, 2008 filed with the Commission on February 20, 2009 (the “10-K”), the section entitled “Part I. Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operation—Critical Accounting Policies and Estimates” in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 filed with the Commission on April 28, 2009 (the “First Quarter 10-Q”) and the section entitled “Part I. Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operation—Critical Accounting Policies and Estimates” in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 filed with the Commission on August 3, 2009 (the “Second Quarter 10-Q,” and, together with the First Quarter 10-Q, the “10-Qs”) incorporated by reference into the Registration Statement and the General Disclosure Package accurately and fully describe (A) accounting policies which the Company believes are the most important in the portrayal of the financial condition and results of operations of the Company and its consolidated subsidiaries and which require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”), (B) judgments and uncertainties affecting the application of Critical Accounting Policies, and (C) to the extent required by the Rules and Regulations, explanations of the likelihood that materially different amounts would be reported under different conditions or using different assumptions.
(xxxv) To the extent required by the Rules and Regulations, the section entitled “Part I. Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity, Capital Resources, and Financial Position” in the 10-K and the sections entitled “Part I. Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” in the 10-Qs incorporated by reference into the Registration Statement and the General Disclosure Package accurately and fairly describe material trends, demands, commitments, events, uncertainties and risks, and the potential effects thereof, that the Company believes would materially affect its liquidity and are reasonably likely to occur.
(xxxvi) The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the General Disclosure Package, will not be required to register as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”).
(xxxvii) To the knowledge of the Company, the execution, delivery and performance of this Agreement, and the issuance and sale of the Offered Securities, will not constitute a change in ownership resulting in a “change of control” of the Company pursuant to the applicable regulations promulgated under the HEA or any applicable statute or regulation.
(b) Each Selling Stockholder severally represents and warrants to, and agrees with, the several Underwriters that as of the date hereof, as of the Applicable Time and as of each Closing Date:
(i) Such Selling Stockholder has, and on each Closing Date hereinafter mentioned will have, valid and unencumbered title to the Offered Securities to be delivered by such Selling Stockholder on such Closing Date and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Offered Securities to be delivered by such Selling Stockholder on such Closing Date hereunder; and upon the delivery of and payment for the Offered Securities on each Closing Date hereunder the several Underwriters will acquire valid and unencumbered title to the Offered Securities to be delivered by such Selling Stockholder on such Closing Date.
(ii) No consent, approval, authorization or order of, or filing with, any person (including any governmental agency or body or any court) is required to be obtained or made by any Selling Stockholder for the consummation of the transactions contemplated by the Custody Agreements by and between Computershare Trust Company, N.A. (the “Custodian”) and certain Selling Stockholders (collectively, the “Custody Agreements”) or this Agreement in connection with the offering and sale of the Offered Securities sold by the Selling Stockholders, except such as have been obtained and made under the Act and such as may be required under state securities laws.
(iii) The execution, delivery and performance of the Custody Agreements and this Agreement and the consummation of the transactions therein and herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of any Selling Stockholder pursuant to, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over any Selling Stockholder or any of such Selling Stockholder’s properties or any agreement or instrument to which any Selling Stockholder is a party or by which any Selling Stockholder is bound or to which any of the properties of any Selling Stockholder is subject, or the charter or by-laws of any Selling Stockholder that is a corporation or the constituent documents of any Selling Stockholder that is not a natural person or a corporation.
(iv) The Power of Attorney and related Custody Agreement with respect to each Selling Stockholder has been duly authorized, executed and delivered by such Selling Stockholder and constitute valid and legally binding obligations of each such Selling Stockholder enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
(v) The sale of the Offered Securities by such Selling Stockholder pursuant to this Agreement is not prompted by any material information concerning the Company or any of its subsidiaries that is not set forth in the General Disclosure Package.
(vi) This Agreement has been duly authorized, executed and delivered by such Selling Stockholder.
(vii) Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between such Selling Stockholder and any person that would give rise to a valid claim against such Selling Stockholder or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.
(viii) Such Selling Stockholder has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.
(c) Each of the Selling Stockholders set forth on Schedule D hereto (the “Principal Stockholders”) severally (except as set forth on Schedule D hereto) represents and warrants to, and agrees with, the several Underwriters that as of the date hereof, as of the Applicable Time and as of each Closing Date:

(i) (A) On its date, (B) at the time of filing of the Final Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Time of the Additional Registration Statement in which the Final Prospectus is included and (C) on each Closing Date, the Final Prospectus will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(d).
(ii) As of the Applicable Time, neither (A) the General Disclosure Package, nor (B) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(d).
(iii) As of the date of this Agreement, such Principal Stockholder has no knowledge that, and does not believe that, any of the representations and warranties of the Company in Section 2(a) are incorrect.
(d) Each of the Selling Stockholders other than the Principal Stockholders (the “Other Stockholders”) severally represents and warrants to, and agrees with, the several Underwriters that as of the date hereof, as of the Applicable Time and as of each Closing Date: (i) on its date, (ii) at the time of filing of the Final Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Time of the Additional Registration Statement in which the Final Prospectus is included and (iii) on each Closing Date, the Final Prospectus will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The preceding sentence applies only to statements in or omissions from any such document based upon written information furnished to the Company by or on behalf of the Other Stockholders specifically for use therein, it being understood and agreed that the only such information furnished by any Other Stockholder consists of the information as described in Schedule G hereto.
     3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company and each Selling Stockholder agrees, severally and not jointly, to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company and each Selling Stockholder, at a purchase price of $[___] per share, that number of Firm Securities (rounded up or down, as determined by the Representatives in their discretion, in order to avoid fractions) obtained by multiplying 1,000,000 Firm Securities, in the case of the Company, and the number of Firm Securities set forth opposite the name of such Selling Stockholder in Schedule A hereto, in the case of a Selling Stockholder, in each case by a fraction the numerator of which is the number of Firm Securities set forth opposite the name of such Underwriter in Schedule B hereto and the denominator is the total number of Firm Securities.
     Certificates in negotiable form for the Offered Securities to be sold by the Selling Stockholders hereunder have been placed in custody, for delivery under this Agreement, under Custody Agreements made with the Custodian. Each Selling Stockholder agrees that the shares represented by the certificates held in custody for the Selling Stockholders under such Custody Agreements are subject to the interests of the Underwriters hereunder, that the arrangements made by the Selling Stockholders for such custody are to that extent irrevocable, and that the obligations of the Selling Stockholders hereunder shall not be terminated by operation of law, whether by the death of any individual Selling Stockholder or the occurrence of any other event, or in the case of a trust, by the death of any trustee or trustees or the termination of such trust. If any individual Selling Stockholder or any such trustee or trustees should die, or if any other such event should occur, or if any of such trusts should terminate, before the delivery of the Offered Securities hereunder, certificates for such Offered Securities shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such death or other event or termination had not occurred, regardless of whether or not the Custodian shall have received notice of such death or other event or termination.
     The Company and the Custodian will deliver the Firm Securities to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives against payment of the purchase price in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company in the case of 1,000,000 shares of Firm Securities and the Custodian in the case of 5,000,000 Firm Securities, at the office of DLA Piper LLP (US), in Phoenix, Arizona, at 10:00 A.M., New York time, on September [___], 2009, or at such other time not later than seven full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “First Closing Date”. For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The Firm Securities so to be delivered or evidence of their issuance will be made available for checking at the above office of DLA Piper LLP (US) at least 24 hours prior to the First Closing Date.
     In addition, upon written notice from the Representatives given to the Company and the Selling Stockholders from time to time not more than 30 days subsequent to the date of the Final Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per Optional Security to be paid for the Firm Securities. The Selling Stockholders agree, severally and not jointly, to sell to the Underwriters the respective number of Optional Securities obtained by multiplying the number of Optional Securities specified in such notice by a fraction the numerator of which is the number of shares set forth opposite the names of such Selling Stockholders in Schedule A hereto under the caption “Number of Optional Securities to be Sold” and the denominator of which is the total number of Optional Securities (subject to adjustment by the Representatives to eliminate fractions). Such Optional Securities shall be purchased from each Selling Stockholder for the account of each Underwriter in the same proportion as the number of Firm Securities set forth opposite such Underwriter’s name bears to the total number of Firm Securities (subject to adjustment by the Representatives to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Company and the Selling Stockholders.
     Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Representatives but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Custodian will deliver the Optional Securities being purchased on each Optional Closing Date to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives, against payment of the purchase price therefore in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representatives drawn to the Custodian at the above office of DLA Piper LLP (US). The Optional Securities being purchased on each Optional Closing Date or evidence of their issuance will be made available for checking at the above office of DLA Piper LLP (US) at a reasonable time in advance of such Optional Closing Date.
     As compensation for the Underwriters’ commitments, the Company and each Selling Stockholder, severally and not jointly, will pay to the Representatives for the Underwriters’ proportionate accounts the sum of $[___] per share times the total number of Offered Securities purchased by the Underwriters from the Company and such Selling Stockholders on each Closing Date. Such payment will be made on each Closing Date with respect to the Offered Securities purchased on such Closing Date.

     4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Final Prospectus.
     5. Certain Agreements of the Company and the Selling Stockholders. The Company and the Selling Stockholders, as applicable, agree with the several Underwriters that:
(a) Unless filed pursuant to Rule 462(c) as part of the Additional Registration Statement in accordance with the next sentence, the Company will file the Final Prospectus, in a form approved by the Representatives, with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by the Representatives, subparagraph (4)) of Rule 424(b) not later than the earlier of (i) the second business day following the execution and delivery of this Agreement or (ii) the fifteenth business day after the Effective Time of the Initial Registration Statement. The Company will advise the Representatives promptly of any such filing pursuant to Rule 424(b) and confirm such timely filing in writing to the Representatives. If an Additional Registration Statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of the execution and delivery of this Agreement, the Company will file the Additional Registration Statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Final Prospectus is finalized and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by the Representatives.
(b) The Company will promptly advise the Representatives of any proposal to amend or supplement at any time the Initial Registration Statement, any Additional Registration Statement or any Statutory Prospectus and will not effect such amendment or supplementation without the Representatives’ consent, such consent not to be unreasonably refused or delayed; and the Company will also advise the Representatives promptly of (i) the effectiveness of any Additional Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement), (ii) any amendment or supplementation of a Registration Statement or any Statutory Prospectus, (iii) any request by the Commission or its staff for any amendment to any Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iv) the institution by the Commission of any stop order proceedings in respect of a Registration Statement or the threatening of any proceeding for that purpose, and (v) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.
(c) If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify the Representatives of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Representatives, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7.
(d) As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its security holders an earnings statement covering a period of at least 12 months beginning after the Effective Date of the Initial Registration Statement (or, if later, the Effective Time of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act. For the purpose of the preceding sentence,

"Availability Date” means the day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Time on which the Company is required to file its Form 10-Q for such fiscal quarter except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the day after the end of such fourth fiscal quarter on which the Company is required to file its Form 10-K.
(e) The Company will furnish to the Representatives copies of each Registration Statement (4 of which will be signed and will include all exhibits), each related Statutory Prospectus, and, so long as a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act, the Final Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representatives request. The Final Prospectus shall be furnished in electronic format on or prior to 3:00 P.M., New York time, on the business day following the execution and delivery of this Agreement. All other such documents shall be so furnished promptly after they are available. The Company and the Selling Stockholders will pay the expenses of printing and distributing to the Underwriters all such documents.
(f) The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for distribution.
(g) During the period of three years hereafter, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), it is not required to furnish such reports or statements to the Underwriters.
(h) The Company and each Selling Stockholder agree with the several Underwriters that the Company and such Selling Stockholder will pay all expenses incident to the performance of the obligations of the Company and such Selling Stockholder, as the case may be, under this Agreement, including, but not limited to, any filing fees and other expenses (including reasonable fees and disbursements of counsel to the Underwriters) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate and the preparation and printing of memoranda relating thereto, costs and expenses related to the review by the Financial Institutions Regulatory Authority (“FINRA”) of the Offered Securities (including filing fees and the fees and expenses of counsel for the Underwriters relating to such review), costs and expenses of the Company relating to investor presentations or any “road show” in connection with the offering and sale of the Offered Securities including, without limitation, any travel expenses of the Company’s officers and employees and any other expenses of the Company including 50% of the costs of chartering of airplanes, fees and expenses incident to listing the Offered Securities on the New York Stock Exchange, American Stock Exchange, NASDAQ Stock Market and other national and foreign exchanges, fees and expenses in connection with the registration of the Offered Securities under the Exchange Act, any transfer taxes on the sale by the Selling Stockholders of the Offered Securities to the Underwriters and expenses incurred in distributing preliminary prospectuses and the Final Prospectus (including any amendments and supplements thereto) to the Underwriters and for expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors.
(i) The Company will use the net proceeds received by it in connection with this offering in the manner described in the “Use of Proceeds” section of the General Disclosure Package and, except as disclosed in the General Disclosure Package, the Company does not intend to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.
(j) The Company and the Selling Stockholders will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.
(k) For the period specified below (the “Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions with respect to Securities of the Company or any securities convertible into or exchangeable or exercisable for any Securities of the Company (“Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the Commission a registration statement under the Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action, without the prior written consent of the Representatives. The initial Lock-Up Period will commence on the date hereof and continue for 90 days after the date of the Final Prospectus or such earlier date that the Representatives consent to in writing; provided, however, that if (y) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (z) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the materials news or material event, as applicable, unless the Representatives waive, in writing, such extension. The Company will provide the Representatives with notice of any announcement described in clause (z) of the preceding sentence that gives rise to an extension of the Lock-Up Period. Anything herein to the contrary not withstanding, the foregoing obligations set forth in this paragraph will not apply to the offer, sale, issuance, or disposal by the Company of the Offered Securities pursuant to this Agreement, or any other Securities of the Company, or any securities convertible into or exchangeable or exercisable for any of its Securities, pursuant to any equity compensation plan described in the Registration Statement or the General Disclosure Package.
     6. Free Writing Prospectuses. The Company and the Selling Stockholders represent and agree that, unless they obtain the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. The Company represents that is has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.
     7. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties of the Company and the Selling Stockholders herein (as though made on such Closing Date), to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their obligations hereunder and to the following additional conditions precedent:
(a) The Representatives shall have received, on each of the date hereof and each Closing Date, a letter dated the date hereof or such Closing Date, as the case may be, in form and substance satisfactory to the Representatives, from Ernst & Young LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statements, the General Disclosure Package and the Final Prospectus; provided that, in any letter delivered on a Closing Date, such letter shall use a “cut-off date” no earlier than three days prior to such Closing Date.
(b) If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or, if earlier, the time the Final Prospectus is finalized and distributed to any Underwriter, or shall have occurred at such later time as shall have been consented to by the Representatives. The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a). Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company, any Selling Stockholder or the Representatives, shall be contemplated by the Commission.
(c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to market the Offered Securities; (ii) any change in U.S. or international financial, political or economic conditions or the effect of which is such as to make it, in the judgment of the Representatives, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iii) any suspension or material limitation of trading in securities generally on the NASDAQ Stock Market, or any setting of minimum or maximum prices for trading on such exchange; (iv) or any suspension of trading of any securities of the Company on any U.S. national securities exchange or in the over-the-counter market; (v) any banking moratorium declared by any U.S. federal or New York authorities; (vi) any major disruption of settlements of securities, payment or clearance services in the United States or any other country where such securities are listed, or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.
(d) The Representatives shall have received an opinion, dated such Closing Date, of DLA Piper LLP (US), counsel for the Company and the Selling Stockholders, to the effect set forth on Schedule E hereto.
(e) The Representatives shall have received an opinion, dated such Closing Date, of Dow Lohnes PLLC, special regulatory counsel for the Company, to the effect set forth on Schedule F hereto.
(f) The Representatives shall have received from Latham & Watkins LLP, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to such matters as the Representatives may require, and the Company and the Selling Stockholders shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
(g) The Representatives shall have received a certificate, dated such Closing Date, of an executive officer of the Company and a principal financial or accounting officer of the Company in which such officers shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge and after reasonable investigation, are contemplated by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was timely filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) of Regulation S-T of the Commission; and, subsequent to the dates of the most recent financial statements in the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole except as set forth in the General Disclosure Package or as described in such certificate.
(h) On or prior to the date hereof, the Representatives shall have received lock-up letters from each of the executive officers and directors of the Company and from each of the Selling Stockholders.
(i) The Custodian will deliver to the Representatives a letter stating that they will deliver to each Selling Stockholder a United States Treasury Department Form 1099 (or other applicable form or statement specified by the United States Treasury Department regulations in lieu thereof) on or before January 31 of the year following the date of this Agreement.
(j) To avoid a 28% backup withholding tax each Selling Stockholder will deliver to the Representatives a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).
     The Selling Stockholders and the Company will furnish the Representatives such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.
     8. Indemnification and Contribution.
(a) The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(d).
(b) The Principal Stockholders, jointly and severally, will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the

Exchange Act (each a “Principal Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Principal Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Principal Indemnified Party for any legal or other expenses reasonably incurred by such Principal Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Principal Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to the above as such expenses are incurred; provided, however, that the Principal Stockholders will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(d); provided, further, that the aggregate liability for all claims against any Principal Stockholder pursuant to this Section 8(b) shall be limited to an amount equal to the proceeds (net of underwriting discounts and commissions received by the Underwriters, but before deducting other expenses) received by such Principal Stockholder from the sale of Securities under this Agreement; provided, further, that prior to asserting any claim pursuant to this Section 8(b) arising out of or based upon any misstatement or omission or alleged misstatement or omission as contemplated herein, a Principal Indemnified Party shall have asserted a claim for indemnity on such grounds against the Company pursuant to Section 8(a) and shall have failed to collect the amount of such claim from the Company after reasonable efforts therefore, except that the limitations set forth in this proviso shall not apply to claims arising from or based upon actions or alleged actions by the Principal Stockholders that exceed the authority granted by the Company’s charter or by-laws or that have not been appropriately authorized by the Company’s Board of Directors.
(c) The Other Stockholders will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each an “Other Stockholder Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Other Stockholder Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Other Stockholder Indemnified Party for any legal or other expenses reasonably incurred by such Other Stockholder Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Other Stockholder Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to the above as such expenses are incurred; provided, however, that any Other Stockholder shall be liable in any such case only to the extent that such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Other Stockholder specifically for use therein, it being understood and agreed that the only such information furnished by any Other Stockholder consists of the information as described in Schedule G hereto; provided, further that the aggregate liability for all claims against any Other Stockholder pursuant to this Section 8(c) shall be limited to an amount equal to the proceeds (net of underwriting discounts and commissions received by the Underwriters, but before deducting other expenses) received by such Other Stockholder from the sale of Securities under this Agreement.
(d) Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each of its directors and each of its officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and each Selling Stockholder (each an “Underwriter Indemnified Party”), against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, or other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement at any time, any Statutory Prospectus at any time, the Final Prospectus or any Issuer Free Writing Prospectus or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Final Prospectus furnished on behalf of each Underwriter: the concession figure appearing in the fourth paragraph under the caption “Underwriting”, and the information relating to stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids contained in the ninth and tenth paragraphs under the caption “Underwriting”.
(e) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under Sections 8(a) through (d), notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under Sections 8(a) through (d) except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under Sections 8(a) through (d). In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.
(f) If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under Sections 8(a) through (d), then, each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in Sections 8(a) through (d), (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 8(f) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this Section 8(f). Notwithstanding the provisions of this Section 8(f), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Section 8(f) to contribute are several in proportion to their respective underwriting obligations and not joint. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(f) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(f).
     9. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements satisfactory to the Company and the Selling Stockholders for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representatives, the Company and the Selling Stockholders for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders, except as provided in Section 10 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section 9. Nothing herein will relieve a defaulting Underwriter from liability for its default.

     10. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Stockholders and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company, any Selling Stockholder or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9, the Company and the Selling Stockholders will, jointly and severally, reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities, and the respective obligations of the Company, the Selling Stockholders and the Underwriters pursuant to Section 8 shall remain in effect.
     11. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or faxed and confirmed to the Representatives, c/o Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: LCD-IBD and Merrill Lynch, Pierce, Fenner & Smith, 1 Bryant Park, New York, N.Y. 10036, Attention: Global Origination Counsel Group, or, if sent to the Company, will be mailed, delivered or faxed and confirmed to it at Grand Canyon Education, Inc., 3300 West Camelback Road, Phoenix, Arizona 85017, Attention: Christopher C. Richardson, or, if sent to the Principal Stockholders or the Luke M. Buse and Staci Lin Buse Revocable Trust, will be mailed, delivered or faxed and confirmed Grand Canyon Education, Inc., 3300 West Camelback Road, Phoenix, Arizona 85017, Attention: Christopher C. Richardson, or, if sent to Endeavour Capital Fund IV, L.P. or its affiliates, will be mailed, delivered or faxed and confirmed to Endeavour Capital at 601 West Fifth Street, Suite 700, Los Angeles, California, 90071, Attention: Chad N. Heath; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or faxed and confirmed to such Underwriter.
     12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective personal representatives and successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.
     13. Representation. The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives jointly will be binding upon all the Underwriters. Christopher C. Richardson will act on his own behalf and as attorney-in-fact for the Principal Stockholders and the Luke M. Buse and Staci Lin Buse Revocable Trust and Chad N. Heath will act as attorney-in-fact for each of Endeavour Capital Fund IV, L.P. and its affiliates in connection with such transactions, and any action under or in respect of this Agreement taken by either of Christopher C. Richardson or Chad N. Heath in such representative capacity will be binding upon such Selling Stockholders as applicable.
     14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.
     15. Absence of Fiduciary Relationship. The Company and the Selling Stockholders acknowledge and agree that:
(a) No Other Relationship. The Representatives have been retained solely to act as underwriters in connection with the sale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company or the Selling Stockholders, on the one hand, and the Representatives, on the other, has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Representatives have advised or is advising the Company or the Selling Stockholders on other matters;
(b) Arms’ Length Negotiations. The price of the Offered Securities set forth in this Agreement was established by Company or the Selling Stockholders following discussions and arms-length negotiations with the Representatives and the Company or the Selling Stockholders are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) Absence of Obligation to Disclose. The Company and the Selling Stockholders have been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company or the Selling Stockholders and that the Representatives have no obligation to disclose such interests and transactions to the Company or the Selling Stockholders by virtue of any fiduciary, advisory or agency relationship; and
(d) Waiver. The Company and the Selling Stockholders waive, to the fullest extent permitted by law, any claims they may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Representatives shall have no liability (whether direct or indirect) to the Company or the Selling Stockholders in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.
     16. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
     The Company and the Selling Stockholders hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company and the Selling Stockholders irrevocably and unconditionally waive any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in the City of New York and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.
[Signature Page Follows]

     If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Company, the Selling Stockholders and the several Underwriters in accordance with its terms.

Very truly yours, GRAND CANYON EDUCATION, INC.
By:
Name:
Title:

ENDEAVOUR ASSOCIATES FUND IV, L.P.
By:
Name:
Title:

ENDEAVOUR CAPITAL FUND IV, L.P.
By:
Name:
Title:

ENDEAVOUR CAPITAL PARALLEL FUND IV, L.P.
By:
Name:
Title:

CHRISTOPHER C. RICHARDSON, individually and as attorney-in-fact for Brent D. Richardson, Exeter Capital, LLC and Calle Camelia Investments, LLC

Signature Page to Underwriting Agreement
(Company and Selling Stockholders)

The foregoing Underwriting Agreement is hereby
   confirmed and accepted as of the date first above
   written.

Acting on behalf of themselves and as the Representatives of the several Underwriters.

By	Credit Suisse Securities (USA) LLC

By:

Name:
Title:

By	Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:

Name:
Title:
Signature Page to Underwriting Agreement
(Underwriters)

SCHEDULE A

		Number of
	Number of	Optional
	Firm Securities	Securities to
Selling Stockholder	to be Sold	be Sold
Endeavour Capital Fund IV, L.P.	2,554,346	574,728
Endeavour Associates Fund IV, L.P.	156,445	35,200
Endeavour Capital Parallel Fund IV, L.P.	289,209	65,072
Brent D. Richardson	666,667	75,000
Christopher C. Richardson	666,666	75,000
Luke M. Buse and Staci Lin Buse Revocable Trust	666,667	75,000

Total	5,000,000	900,000

SCHEDULE B

Number of
Firm Securities
to be
Underwriter	Purchased
Credit Suisse Securities (USA) LLC	[_________]
Merrill Lynch, Pierce, Fenner & Smith Incorporated	[_________]
BMO Capital Markets Corp.	[_________]
William Blair & Company, LLC	[_________]
Piper Jaffray & Co.	[_________]
Barrington Research Associates, Inc.	[_________]

Total	[_________]

SCHEDULE C
1.	General Use Issuer Free Writing Prospectuses (included in the General Disclosure Package)
“General Use Issuer Free Writing Prospectus” includes each of the following documents:
None.
2.	Other Information Included in the General Disclosure Package
The following information is also included in the General Disclosure Package:
A.	The initial price to the public of the Offered Securities.

B.	The number of shares of Firm Securities being offered and sold by the Company and the Selling Stockholders, and the aggregate number of Firm Securities being offered and sold.

C.	The total gross proceeds to be received by the Company and the Selling Stockholders, and the total gross proceeds, from the sale of the Firm Securities.

D.	The total number of shares outstanding of common stock following the sale of the Firm Securities.

SCHEDULE D
1.	Exeter Capital, LLC and Brent D. Richardson, individually, jointly and severally

2.	Calle Camelia Investments, LLC and Christopher C. Richardson, individually, jointly and severally

SCHEDULE E
FORM OF OPINION OF DLA PIPER LLP (US)
Opinions
     1. The Company is validly existing as a corporation and in good standing under the laws of the State of Delaware and has the corporate power and authority to conduct its business as described under the caption “Part I. Item 1. Business” in the 10-K incorporated by reference into the General Disclosure Package and the Final Prospectus. The Company is qualified to do business as a foreign corporation in and is in good standing in those jurisdictions identified on Schedule 1 to this letter.
     2. Grand Canyon University, Inc. is validly existing as a corporation and in good standing under the laws of the State of Delaware and has the corporate power and authority to conduct its business as described under the caption “Part I. Item 1. Business” in the 10-K incorporated by reference into the General Disclosure Package and the Final Prospectus. Grand Canyon University, Inc. is qualified to do business as a foreign corporation in and is in good standing in those jurisdictions identified on Schedule 2 to this letter.
     3. The authorized capital stock of the Company is as set forth under the caption “Description of Capital Stock” in the General Disclosure Package and the Final Prospectus.
     4. Each outstanding share of Common Stock of the Company has been duly authorized and validly issued and is fully paid and non-assessable. Each outstanding share of capital stock of Grand Canyon University, Inc. has been duly authorized and validly issued and is fully paid and nonassessable, and is owned of record by the Company.
     5. The Offered Securities to be issued and sold by the Company under the Underwriting Agreement (the “Primary Shares”) have been duly authorized, and when delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable. The Offered Securities to be sold by the Selling Stockholders under the Underwriting Agreement (the “Secondary Shares”) have been duly authorized and are validly issued, fully paid and nonassessable. The issuance of the Offered Securities is not subject to any preemptive rights pursuant to the Company’s charter or bylaws or, to our knowledge, otherwise.
     6. To our knowledge, except as described in the General Disclosure Package and the Final Prospectus, there are no contracts, agreements, or understandings between the Company and any person granting such person registration rights. Any person who has been identified to us as possessing registration rights in connection with the issuance and sale of the Offered Securities has agreed not to exercise such rights.
     7. The Company is not and, after giving effect to the issuance and sale of the Offered Securities and the application of the proceeds thereof as described in the General Disclosure Package and the Final Prospectus, will not be an “investment company” as defined in the Investment Company Act.
     8. No consent, approval, authorization, or order of, or filing with, any person (including any governmental agency or body or any court) is required to be obtained or made by the Company in connection with the execution and delivery by the Company of the Underwriting Agreement or the performance by the Company of its obligations thereunder, including the issuance and sale of the Offered Securities being delivered on the Closing Date, except for the registration of the Offered Securities under the Act and such consents, approvals, authorizations, orders, or filings as may be required under state securities laws.
     9. The execution and delivery by the Company of the Underwriting Agreement and the consummation by the Company of the transactions contemplated by the Underwriting Agreement will not (a) violate the charter or bylaws of the Company; (b) result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, charge, or encumbrance upon any property or assets of the Company or Grand Canyon University, Inc. pursuant to any agreement listed as Exhibit 10.1 to Exhibit 10.23, inclusive, in the Registration Statement (each a “Material Agreement”); (c) violate New York or federal law or the Delaware General Corporation Law; or (d) violate any court order, judgment, or decree that is applicable to it and known to us.
     10. The statements relating to legal matters in the General Disclosure Package and the Final Prospectus set forth under the captions “Description of Capital Stock” and “U.S. Federal Tax Considerations,” in each case insofar as such statements constitute summaries of the legal matters, documents, or proceedings referred to therein, fairly summarize in all material respects such legal matters, documents, or proceedings; the statements relating to certain legal proceedings in the General Disclosure Package and the Final Prospectus set forth under the captions “Risk Factors — The Office of Inspector General of the Department of Education has commenced an investigation of Grand Canyon University, which is ongoing and which may result in fines, penalties, other sanctions, and damage to our reputation in the industry,” “Risk Factors — A qui tam lawsuit has been filed against us alleging, among other things, that we have improperly compensated certain of our enrollment counselors, and we may incur liability, be subject to sanctions, or experience damage to our reputation as a result of this lawsuit,” and “Regulation — Regulation of Federal Student Financial Aid Programs — Incentive compensation rule,” in each case insofar as such statements constitute summaries of the status of such legal proceedings referred to therein, fairly summarize in all material respects the status of such proceedings; and, to our knowledge, there are no (a) current or pending legal or governmental proceedings that are required under the Act to be described in the Registration Statement or the Final Prospectus that are not so described as required, or (b) contracts or documents that are required under the Act to be described in the Registration Statement or the Final Prospectus or to be filed as exhibits to the Registration Statement that have not been so described or filed as required.
     11. The Underwriting Agreement has been duly authorized, executed, and delivered by the Company.
     12. The Initial Registration Statement, including any information deemed to be part thereof pursuant to Rule 430A under the Act, as of its effective date, and the Final Prospectus and each supplement thereto, as of their respective issue dates (and, in each case, other than the financial statements and related schedules therein, as to which we do not express any opinion or belief), appeared on their face to be appropriately responsive in all material respects with the requirements of the Act and the Rules and Regulations.
     13. To our knowledge, the Company meets the requirements to incorporate documents by reference into the Registration Statement pursuant to General Instruction VII to Form S-1 under the Act and the Rules and Regulations. The documents incorporated by reference in the General Disclosure Package and the Final Prospectus (and, in each case, other than the financial statements, schedules and other financial data contained therein or omitted therefrom, as to which we do not express any opinion or belief), when they were filed with the Commission each appeared on their face to be appropriately responsive in all material respects with the requirements of the Exchange Act and the Rules and Regulations.
     14. As of the time immediately preceding the time of delivery of the Secondary Shares to be sold to the Underwriters, each Selling Stockholder that is not a natural person had the power to enter into the Underwriting Agreement, the Power of Attorney and the Custody Agreement and to sell, transfer and deliver the Secondary Shares to be sold by such Selling Stockholder pursuant thereto.
     15. No consent, approval, authorization or order of, or filing with, any Delaware, New York or federal governmental agency or body is required to be obtained or made by any Selling Stockholder in connection with the execution and delivery by or on behalf of such Selling Stockholder of the Custody Agreement or the Underwriting Agreement or the performance by such Selling Stockholder of its obligations thereunder, including the sale of the Secondary Shares, except for the registration of the Secondary Shares under the Act and such consents, approvals, authorizations, orders, or filings as may be required under state securities laws.
     16. The execution, delivery and performance of the Custody Agreement and the Underwriting Agreement and the consummation of the transactions contemplated therein and herein contemplated will not (a) violate the charter or bylaws of any Selling Stockholder that is a corporation or the constituent documents of any Selling Stockholder that is not a natural person or a corporation; (b) violate New York or federal law or the Delaware General Corporation Law; or (c) violate any court order, judgment, or decree that is applicable to such

Selling Stockholder and known to us.
     17. The Underwriting Agreement, Power of Attorney and related Custody Agreement with respect to each Selling Stockholder has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder and constitute valid and legally binding obligations of each such Selling Stockholder enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
     18. Upon confirmation by Computershare Trust Company, N.A. that the Secondary Shares owned by the Selling Stockholders have been credited to book entry securities accounts maintained by the Representatives for the account of the several Underwriters at the Depository Trust Company, each Underwriter will have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the New York UCC) with respect to such Secondary Shares, and, assuming that the Representatives have made payment for such Secondary Shares on behalf of the several Underwriters in accordance with the terms of the Underwriting Agreement, then, pursuant to Section 8-502 of the New York UCC, an action based on an adverse claim to such Secondary Shares, whether framed in conversion, replevin, constructive trust, equitable lien or other theory, may not be asserted against an Underwriter that does not have notice of the adverse claim (within the meaning of Section 8-105 of the New York UCC).
Confirmations
     1. We confirm that the Initial Registration Statement was declared effective under the Act as of [___] on September [___], 2009; the Final Prospectus was filed with the Commission pursuant to Rule 424(b)(1) under the Act on September [___], 2009; each Issuer Free Writing Prospectus has been filed in accordance with Rule 433(d) under the Act; and, to our knowledge, no stop order suspending the effectiveness of a Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act.
     2. The establishment or confirmation of factual matters or financial or quantitative information is beyond the scope and purpose of our professional engagement in this matter. Therefore, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in, or incorporated by reference in, the Registration Statement, the Final Prospectus or the General Disclosure Package (except for those specifically referred to in Paragraph B.10 above), and we have not made any independent check or verification thereof. However, in the course of acting as counsel to the Company in connection with the preparation by the Company of the Registration Statement, the Final Prospectus and the General Disclosure Package, we have participated in conferences with officers and other representatives of the Company, representatives of the Underwriters, counsel for the Underwriters and the independent registered public accounting firm for the Company during which conferences the contents of the Registration Statement, the Final Prospectus and the General Disclosure Package (and certain of the documents incorporated by reference into each of the foregoing) and related matters were discussed.
     Based upon our participation described above, we advise you that nothing has come to our attention that caused us to believe that (a) the Registration Statement (other than the financial statements, schedules, and other financial data contained therein or omitted therefrom, as to which we express no view), as of the time it became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) the General Disclosure Package (other than the financial statements, schedules, and other financial data contained therein or omitted therefrom, as to which we express no view), as of the Applicable Time or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (c) the Final Prospectus (other than the financial statements, schedules, and other financial data contained therein or omitted therefrom, as to which we express no view), as of its date or the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

SCHEDULE F
FORM OF DOW LOHNES PLLC OPINION
     1. The statements contained in the Prospectus under the headings “Risk Factors-Risks Related to Our Industry” and “Regulation”, solely to the extent that such statements are statements summarizing particular provisions of or documents or proceedings concerning Education Law, taken together, accurately describe in all material respects the Education Law matters referred to therein.
     2. The execution and delivery of the Underwriting Agreement by the Company and the Selling Stockholders and the issuance and sale by the Company and the Selling Stockholders of the Securities contemplated by the Prospectus will not result in a breach or violation of any Education Law.
     3. Except for those consents which have been obtained or that are required or permitted to be obtained after the Closing Date, no consent, approval, authorization, order, registration or qualification of, or filing with, the Department of Education under Title IV of the HEA, the Arizona State Board for Private Postsecondary Education, or NCA (collectively, “Consents”) is required for the consummation by the Company and the Selling Stockholders of the issuance and sale of Securities contemplated by the Prospectus.
     4. The University has all the necessary authorizations, approvals, certifications and accreditations (collectively, “Licenses”) from the Department of Education, the Arizona State Board for Private Postsecondary Education and NCA required for the University to participate in the Title IV Programs as described in the Registration Statement and the Prospectus.

SCHEDULE G
OTHER STOCKHOLDER INFORMATION
1.	The name of each Other Stockholder, the number of Firm Securities and Optional Securities to be sold by such Other Stockholder and other information with respect to such Other Stockholder (excluding any percentages) which appears under the caption “Selling Stockholders” in the General Disclosure Package and the Final Prospectus.